SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT


AGREEMENT made as of the __ day of ____, by and between Curtiss-Wright Corporation (together with its subsidiaries and affiliates, "the Company") and _________ ("the Executive").

Whereas, the Company has employed the Executive in positions of substantial responsibility for many years; and

Whereas, the Executive has made material contributions to the success of the Company; and

Whereas, the Company wishes to reward the Executive for his contributions to its success, to provide an incentive for the Executive to remain in employment with the Company, by providing special supplemental retirement benefits for the Executive under the terms and conditions set forth herein, and to secure the covenant of the Executive not to compete with the Company following his retirement from the employment of the Company; and

Whereas, the Executive wishes to receive the benefits provided pursuant to this Agreement and expressly recognizes that such benefits constitute adequate consideration for the covenants herein made; and

Whereas, the Board of Directors of the Company, having been fully advised, has approved the benefits to be provided pursuant to this Agreement, upon the conditions specified herein,

Now, therefore, in consideration of the premises and the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

1.    Term of Agreement:

(a) The term of this Agreement shall be ______ year(s), which term shall commence as of the date first set forth above.

(b) The Company and the Executive may, by mutual agreement in writing, extend the term of this Agreement from year to year. Failure to extend this Agreement shall have no effect on the rights and obligations of the parties that arose during the initial term of this Agreement or during any earlier extension. For all purposes hereunder, the phrase "term of this Agreement" shall include any extension of the initial term that is agreed to pursuant to this paragraph.

2.    Amount of Supplemental Retirement Benefits:

(a) Upon his retirement from the employment of the Company, and subject to the provisions of Sections 6 through 9, inclusive, the Executive shall receive a monthly supplemental retirement benefit equal to the product of:
     (i) $_____ and (ii) the number of full years of his employment with the Company during the term of this Agreement. Such supplemental retirement benefits shall be payable for the period described in Section 2(b). For purposes of this Section 2(a), the term "full year of employment during the term of this Agreement" shall mean each period of 12 consecutive calendar months beginning on the date first set forth above (and each anniversary thereof) and ending on the next anniversary of such date, during which the Executive was continuously employed by the Company.

(b) The monthly supplemental retirement benefits described in Section 2(a) shall commence in the month following the month of the Executive's retirement and shall continue to be paid each month, for a period of fifteen (15) years, provided, however, that no benefits will be paid for any period subsequent to the Executive's death, unless he has made an election pursuant to Section 3(b) or unless benefits are payable in accordance with Section 4 on account of his death while in the active employment of the Company.

(c) The supplemental retirement benefits described in Section 2(a) shall be payable in addition to any benefit payable to the Executive from any other qualified or nonqualified retirement plan or deferred compensation arrangement maintained by the Company, including, without limitation, the Curtiss-Wright Corporation Retirement Plan ("the Retirement Plan"), the Curtiss-Wright Corporation Savings and Investment Plan, the Curtiss-Wright Corporation Retirement Benefits Restoration Plan, the Curtiss-Wright
     Corporation 1995 Long-Term Incentive Plan, and the Curtiss-Wright Corporation Executive Deferred Compensation Plan.

3. Optional Forms of Payment of Supplemental Retirement Benefits:

(a) In lieu of the monthly payments described in Sections 2(a) and 2(b), the Executive may elect to receive his supplemental retirement benefits in a lump sum. The lump sum payable pursuant to this paragraph shall be the actuarial equivalent of the monthly payments described in Sections 2(a) and 2(b), determined on the basis of the 1983 Group Annuity Mortality Table using a fixed blend of 50% of the male and 50% of the female mortality rates ("the Applicable Mortality Table"), and the interest rate in effect for the first month in which monthly benefits would be payable under Sections 2(a) and 2(b), for the purpose of determining lump sum payments under the Retirement Plan, in accordance with Section 417(e) of the Internal Revenue Code ("the Applicable Interest Rate"). In the event that the Executive elects to receive his supplemental retirement benefits in a lump sum, no further payments shall be made pursuant to this Agreement, but the Executive shall remain subject to the provisions of Sections 7 and 8 of this Agreement.

(b) In lieu of the monthly payments described in Sections 2(a) and 2(b), the Executive may elect to receive his supplemental retirement benefits under a 100% joint and survivor option. The Executive shall be permitted to designate the Beneficiary who would receive benefits under said joint and survivor option in the event of the Executive's death. If the Executive elects to receive his supplemental retirement benefits under the joint and survivor option, and the Beneficiary whom he designated at the time of his retirement from the employment of the Company survives at the time of his death, monthly supplemental retirement benefit payments, in the same amount as had been paid to the Executive during his life, will continue to be made to his Beneficiary, provided, however, that no payments will be made for any period subsequent to the death of his Beneficiary and, in any case, payments will cease on the fifteenth (15th) anniversary of the first payment made to the Executive pursuant to this Agreement. The amount of the monthly supplemental retirement benefits payable under the joint and survivor option will be the actuarial equivalent of the monthly payments described in Sections 2(a) and 2(b), determined on the basis of the Applicable Mortality Table, but with the age of the Executive set forward by two (2) years, and the age of his Beneficiary set back by one (1) year, and an interest rate of 7%. The amount so determined will not be adjusted in the event that the Beneficiary of the Executive predeceases him.

(c) In the event that the Beneficiary of the Executive becomes entitled to supplemental retirement benefits in accordance with Section 4, the Beneficiary may elect to receive his or her supplemental retirement benefits in a lump sum. The lump sum payable in accordance with this paragraph shall be the actuarial equivalent as described in Section 3(a) of the amount otherwise payable to such Beneficiary, determined on the basis of the Applicable Mortality Table and the Applicable Interest Rate.

(d) At the request of the Executive, the Company shall make available a calculation of the amount payable under the optional forms of supplemental retirement benefits described in Sections 3(a) and 3(b), as of any proposed retirement date. In the event that any benefits are payable to the Beneficiary of the Executive in accordance with Section 4, the Company shall make available a calculation of the amount payable under the optional form described in Section 3(c).

(e) An election by the Executive to receive his supplemental retirement benefits under the optional form described in Section 3(a) or 3(b) shall be made in writing prior to or coincident with his retirement date and shall become irrevocable on the date that he retires from the employment of the Company. An election by the Beneficiary of the Executive to receive any benefits otherwise payable to him or her in the optional form described in
     Section 3(c) shall be made in writing after the death of the Executive within sixty (60) days of the giving of notice in writing by the Company to the Beneficiary of his or her right to make such election and shall be irrevocable.

4. Benefits in the Event of Death Prior to Retirement:

In the event that the Executive dies while in the active employment of the Company, prior to retirement, then supplemental retirement benefits shall be paid to his Beneficiary in the same amount and for the same period as if the Executive had retired on the day prior to his death and had made an election in accordance with Section 3(b) in favor of his designated Beneficiary. The Executive shall be permitted to designate his Beneficiary for purposes of benefits payable under this Section 4 and shall be permitted to change such designation at any time prior to his retirement from the employment of the Company. Each such designation shall be in writing and shall be delivered to the Company.

5.    Benefits in the Event of Disability:

In the event that the Executive becomes disabled during the term of this Agreement, while in the active employment of the Company, then, for all purposes hereunder, he shall be deemed to remain in active employment until the expiration of the term of this Agreement, provided, however, that no extension of the term of this Agreement pursuant to the provisions of Section 1(b) shall commence during any period in which the Executive is disabled. For purposes of this Section, the Executive shall be deemed disabled, if he qualifies for benefits under any short-term or long-term disability benefit program maintained by the Company.

6.  Effect of Termination by the Company:

(a) Notwithstanding any provision hereof, in the event that the employment of the Executive with the Company is terminated by the Company, other than for cause, the benefits payable hereunder shall be determined as if the Executive had remained in the employment of the Company until the last day of the term of this Agreement.

         (b)Notwithstanding any provision hereof, no benefits will be payable hereunder in the event that the employment of the Executive with the Company is terminated by the Company for cause. For purposes of this
         Section 6, termination for cause shall include, but shall not be limited to: (1) Executive acting fraudulently in his relations with the Company or on behalf of the Company, (2) Executive misappropriating or doing material, intentional damage to the property of the Company, (3) Executive being convicted of a felony, (4) Executive's acts or omissions amounting to willful misconduct or recklessness by Executive in the performance of his duties under this Agreement or the habitual neglect of such duties which acts, omissions or neglect continued for a period of thirty (30) days after a written demand for correction of such situation was delivered to Executive, specifying the acts, omissions or neglect and the circumstances involved, (5) Executive failing to follow any material instruction or policy formally adopted by the Company and communicated to Executive if Executive adheres to such failure to follow such instruction or policy for a period of thirty (30) days after delivery of written notice specifying the acts or omissions constituting such failure, or (6) any material breach by Executive of any of the terms of this Agreement.

7.     Covenant Not to Compete:

Executive agrees that, for a period commencing on the date hereof and ending fifteen (15) years after his retirement or the termination of this Agreement for any reason, the Executive shall not, without the Company's prior written consent, anywhere in North America, or anywhere that the Company's Metal Improvement Company, Inc. subsidiary has done business under the supervision and control of the Executive, directly or indirectly:

                  (a) engage, directly or indirectly, as an employee,  director, shareholder, officer, partner, consultant, independent contractor or otherwise in any activity for or on behalf of any person or entity in a competitive line of business to that carried on by the Company, or engage in any manner in the design, development, manufacturing, assembling, installing, and/or marketing of any technology competitive with the business carried on by the Company during the Executive's employment with the Company, so long as the Company is still carrying on said business;

                  (b) solicit or attempt to solicit business of any customers of the Company (including prospective customers solicited by the Company) for products or services the same as or similar to those offered, sold, produced or under development by the Company during the Executive's employment with the Company, so long as the Company is still carrying on said business;

                  (c) otherwise divert or attempt to divert from the Company any business whatsoever, so long as the Company is still carrying on said business;

                  (d) solicit or attempt to solicit for any  business  endeavor any employee of the Company;

                  (e) interfere  with  any  employment   relationship  or  other
                      business relationship between the Company and any other individual, person, or other entity;

                  (f) have any  interest as a  stockholder,  partner,  lender or otherwise in, any person which is engaged in activities which, if performed by the Executive would violate this
                      Section 7(a) other than an interest in a publicly traded corporation not exceeding one percent of such corporation's issued and outstanding voting stock; or

                  (g) disparage  the  Company,  or  its  officers,   directors,
                      employees, affiliates, or advisors.

                  (h) engage in any other activity of a professional or
                      consultative nature which (i) could reasonably be expected to be detrimental to the business prospects of the Company or (ii) which is or may be directly or indirectly competitive with the Company.

In the event that any provisions of this Section 7 should be deemed to exceed the time and geographical limitations permitted by applicable law, then such provisions shall be reformed to the maximum time and geographic limitations permitted by applicable law.

8.  Covenant to Maintain Confidentiality:

(a) In express consideration of the benefits provided under this Agreement, Executive understands and acknowledges that as a result of Executive's employment with the Company, and involvement with the business of the Company, he is or shall necessarily become informed of, and have access to, confidential information of the Company including, without limitation, inventions, patents, patent applications, trade secrets, technical information, know-how, plans, specifications, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Executive, is the exclusive property of the Company to be held by Executive in trust and solely for the Company's benefit. Executive shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Company's confidential information, without the prior written consent of the Company's Chief Executive Officer, except for use on behalf of the Company in connection with the Company's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.

(b) Upon the termination of his employment with the Company for any reason, Executive shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to the Company's business which are in Executive's possession or control. The Company shall reimburse Executive for any packing, shipping or moving costs reasonably incurred by Executive in connection with the foregoing delivery.

9.  Remedies and Survival:

(a) Because the Company does not have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its employees from solicitation by Executive, the Company shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach or a threatened breach of the provisions of Sections 7 or 8 be available to the Company. The Company shall not be required to plead or prove the inadequacy of damages. The provisions of Sections 7 and 8 and this Section 9 shall survive any termination of Executive's employment with the Company for any reason whatsoever.

         (b) In the event that the Executive breaches the covenants set forth in Sections 7 and 8, no further payments will be made pursuant to this Agreement and the Company shall be entitled to recover all payments made pursuant to this Agreement prior to such breach. The right of recovery pursuant to this paragraph shall be in addition to and not in limitation of the right of the Company to relief under Section 9(a) and to any other remedy for the conduct of the Executive that constituted the breach of the covenants set forth in Sections 7 and 8.

10. Relationship to Other Agreements between the Executive and the Company:

The covenants and obligations hereby undertaken by the Executive and the Company are in addition to and shall not limit the effect of any other agreement entered into by the Executive and the Company that addresses the terms and conditions of the Executive's employment, and the benefits payable hereunder are in addition to, and not in limitation of, any benefits or compensation to which the Executive may otherwise be entitled to by virtue of his employment with the Company. Nothing contained in this Agreement shall confer upon the Executive any right to be continued in the employ of the Company nor require the Executive to continue in such employ.

11.    Governing Law:

This Agreement is made in and shall be governed by the laws of the State of New Jersey, without regard to conflict of laws principles.

12.   Severability:

If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

13.      Entire Agreement:

This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Company and Executive. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party or to affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, or to preclude such party from taking any other action at any time which it would legally be entitled to take.

14.     Arbitration:

(a) In the event a dispute, claim or controversy shall arise between the Executive and the Company with respect to any provision of this Agreement or the interpretation or performance thereof, and such is declared by written notice from one party to the other, the Executive and the Company agree to negotiate in good faith toward resolution of the dispute. If such dispute cannot be resolved within a period of sixty (60) days after such notice is given, either party may submit the dispute to arbitration. Such dispute, including any dispute concerning arbital jurisdiction or arbitability, shall then be settled by arbitration in accordance with the applicable Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be held in New Jersey. The arbitration will be decided by a single arbitrator, mutually acceptable to both parties, who will preside and decide the controversy or claim unless the parties hereto agree in writing to the contrary. Should the parties fail to agree on a mutually acceptable arbitrator, then the parties agree to accept an arbitrator appointed by the AAA.

(b) The award rendered by the arbitrator shall be in writing and shall be the final disposition on the merits. Judgment upon the award rendered may be in any court having jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement as the case may be.

15.   Successors and Assigns:

Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale or transfer of all or substantially all of the assets and business of the Company to another party, or upon the merger or consolidation of the Company with, or acquisition of the Company by, another corporation or entity, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the party purchasing such assets and business, or surviving such merger or consolidation or acquiring the Company, as the case may be, in the same manner and to the same extent as though such other party were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

16.   Notices

All notices or other communications which any party desires or is required to give shall be given in writing and shall be deemed to have been given if hand-delivered, sent by overnight courier service or telecopier, or mailed by depositing in the United States mail, prepaid to the party at the address noted below or such other address as a party may designate in writing from time to time:

         For Curtiss-Wright Corporation:

                  Office of General Counsel
                  Curtiss-Wright Corporation
                  1200 Wall Street West
                  Suite 501
                  Lyndhurst, NJ  07071

         For the Executive:





In  witness  whereof,   the  parties  hereto  have  executed  this  Supplemental
Retirement Benefits Agreement, as of the year and date first set forth above:


                      Curtiss-Wright Corporation


                      By:________________________________


                      Executive:_________________________